       10.13.001













Agreement:   INVEWLOl
             an Automatic and Facultative
             Life Reinsurance Agreement





   Between:  Investors Insurance Corporation
             of Delaware
             with administrative offices
             in Jacksonville, Florida





       And:  Winterthur Life Re
             Insurance Company
             of Dallas, Texas
             Reinsurance Agreement

























       10.13.002
                               TABLE OF CONTENTS



A.      Reinsurance Coverage                                                3

B.      Procedures to Effect Reinsurance                                    6

C.      WLR's Liability                                                     7

D.      Conditional Receipt or Interim Liability                            8

E.      Extracontractual Liabilities                                        9

F.      Amounts and Plans of Reinsurance                                   10

G.      Reinsurance Premiums                                               11

H.      Reinsurance Allowances                                             12

I.      Accounting and Billing                                             13

J.      Taxes and Assessments                                              14

K.      Special Provisions                                                 15

L.      Claims                                                             16

M.      Changes and Adjustments                                            18

N.      Errors and Omissions                                               20

O.      Audit of Records and Procedures                                    21

P.      Arbitration                                                        22

Q.      Insolvency                                                         23

R.      Parties to Agreement                                               24

S.      Entire Agreement                                                   25

T.      Duration and Termination of Agreement                              26

U.      Severalty of Provisions                                            27

V.      Effective Date and Execution                                       28

W.      Definitions                                                        29

X.      List of Exhibits                                                   30








       10.13.003



                             REINSURANCE AGREEMENT
                                    Between
                        INVESTORS INSURANCE CORPORATION
                                      of
                                   Delaware
                    hereinafter referred to as "INVESTORS",
                                      and
                     WINTERTHUR LIFE RE INSURANCE COMPANY
                                      of
                                 Dallas, Texas
                       hereinafter referred to as "WLR"


A.      Reinsurance Coverage

1.      Automatic Reinsurance

1.1 This Agreement covers Investors individual life insurance issued on the plans and policy forms specified in Exhibit 1. INVESTORS shall reinsure this business automatically with WLR, and WLR agrees to accept this business provided the business meets the following requirements:

        (a) The policy is issued according to Investors' then existing regular and customary new risk underwriting rules and guidelines specified in Exhibit 3.

        (b) The mortality rating is from Standard (100%) to Table 4 (200%), inclusive.

        (c)     Maximum issue age is 80 years.

        (d) The proposed insured is a citizen or permanent resident of the United States or Canada whose surname begins with a letter in the range specified in Exhibit 1 and resides in a state where INVESTORS is duly licensed.

        (e) Each risk has not been submitted to WLR or any other reinsurer for facultative reinsurance.

        (f)     INVESTORS retains the full percentage or amount specified in.
                Exhibit 2, either on previous insurance or insurance currently applied for.

        (g) The face amount of life insurance applied for in all companies, including Investors' current application, when added to the face amount then in force on the life, does not exceed the jumbo limits specified in Exhibit 2.

        (h) To the best of INVESTORS' knowledge, the policy applied for with INVESTORS does not constitute the second replacement policy of existing in force coverage within




       10.13.004
               two years of issue or the third replacement of existing in force coverage within five years.

        (i) The maximum amount to be issued automatically does not exceed the combined retention and binding limits specified in Exhibit 2.

1.2 Where INVESTORS has more than one Agreement with WLR, the total amount per life automatically ceded to WLR under all Agreements combined shall not exceed the automatic binding limits available to INVESTORS under the terms of the Agreement with the highest binding authority.

1.3 The items in Exhibit 3 shall form a part of this Agreement and any material change in these rules and guidelines shall be subject to the approval of WLR before being applied to the policies and supplementary benefits covered by this Agreement.


2.      FACULTATIVE REINSURANCE

2.1 If the insurance applied for does not meet the automatic requirements specified in A 1, or if the INVESTORS so chooses, INVESTORS may submit an application for facultative reinsurance to WLR as provided in B 2.


3.      Forms and Manuals

3.1 INVESTORS agrees to file with WLR copies of all appropriate policy forms, rider forms, rate manuals, retention schedules, application forms, conditional receipts, temporary insurance agreements, binders, underwriting questionnaires, authorization forms for release of medical information and other related material. If new materials are published, or changes are made in the material already filed, INVESTORS agrees to promptly provide WLR with copies of such materials.

3.2 INVESTORS hereby declares that its forms, practices, and procedures are in compliance with current MIB (Medical Information Bureau) regulations.

3.3 INVESTORS and WLR shall mutually agree on the underwriting manual or manuals to be used as reference materials for reinsurance covered under this Agreement. INVESTORS agrees to notify WLR in writing of any changes or intent to change underwriting reference manuals.















       10.13.005



4.      Exclusions

4.1 WLR will not participate in an enhancement of any policy provisions in the business reinsured under this Agreement unless agreed to in writing by WLR prior to the granting of the enhancement.

4.2 INVESTORS and WLR agree that any new business issued in any of the following situations is excluded from this Agreement, unless agreed to in writing by WLR and specifically included under the terms of this Agreement by amendment:

        (a)     External exchange programs

        (b)     Internal exchange programs

        (c)     Group coverages and/or group conversions

        (d)     Guaranteed to issue programs

        (e)     Mortality rating give up programs

        (f) Underwriting performed outside of usual and customary industry home office surroundings and standards; for example, at so called underwriting fairs.

4.3 Any plans, riders, or supplementary benefits not specified in Exhibit 1 shall be excluded from this Agreement.





























       10.13.006

B.      Procedures to Effect Reinsurance


1.      Automatic Reinsurance

1.1 When the initial premium on a policy eligible for automatic reinsurance has been received by INVESTORS, INVESTORS shall within twenty (20) days following the close of each calendar month submit reinsurance information as specified in Exhibit 5 to WLR.


2.      Facultative Reinsurance

2.1 When facultative reinsurance is being applied for, INVESTORS shall complete a reinsurance application form as specified in Exhibit 4 and send it along with any and all information it has on the risk, including specifically but not limited to, copies of the application, medical examiner's reports, attending physician's statements, inspection reports, and other papers bearing on the insurability of the risk, even if this information is received after final assessment of the risk. INVESTORS shall clearly indicate the amount of risk it wishes to reinsure including any benefits.

2.2 Upon completion of underwriting, WLR shall promptly notify INVESTORS of its decision and classification of the risk.

2.3 Any offer made by WLR will be valid for sixty (60) days unless WLR accepts a request to extend this period.

2.4 Upon acceptance of WLR'S offer of facultative reinsurance, INVESTORS shall complete and send to WLR a reinsurance advice form as specified in Exhibit 4.

2.5 When the initial premium on a policy that involves facultative reinsurance is received by INVESTORS, INVESTORS will complete the same procedure as for automatic risks in paragraph B 1.1 above.

2.6 If INVESTORS does not accept WLR'S offer for reinsurance, INVESTORS shall complete and send to WLR a reinsurance advice form as specified in Exhibit 4.


















       10.13.007

C.      WLR's Liability


1.      Automatic Reinsurance

1. The liability of WLR on any automatic reinsurance under this Agreement begins and ends at the same time as that of INVESTORS.


2.      Facultative Reinsurance

2.1 The liability of WLR on any facultative reinsurance under this Agreement begins and ends at the same time as that of INVESTORS, provided that WLR has been advised in writing that WLR's offer has been accepted by INVESTORS, and such notice is rendered within the period as described in paragraph B 2.3.

2.2 If a claim occurs prior to Investors' receipt of WLR's underwriting decision, then WLR shall complete its normal underwriting process and communicate its underwriting assessment to INVESTORS. The WLR's liability shall be limited in such cases to the smallest of:

               (a) the limit specified for interim liability cover in D 2;

               (b) WLR'S actual assessment; or

               (c) the amount for which WLR would have been bound by INVESTORS in the event of a tie between/among multiple facultative reinsurer assessments; for example, first reinsurance offer received by INVESTORS;

2.3 The liability of WLR for risks submitted facultatively to other reinsurers shall be deemed to have never been in effect when INVESTORS accepts another reinsurer's offer.
























       10.13.008

D.      Conditional Receipt or Interim Liability

1. For claims admitted by WLR that have arisen under the conditional receipt or interim receipt coverage (as evidenced by a copy of such receipt in the format shown in Exhibit 6), the liability of WLR shall not exceed the lesser of:

        (a) Investors' liability under the conditional or interim receipt minus Investors' full, normal retention had the life in question been underwritten as Standard, where Investors retention shall include any net amounts then retained by INVESTORS under other policies;


        (b) the automatic reinsurance binding limit in this Agreement as specified in Exhibit 2; or


        (c)     the sum of four hundred thousand dollars ($400,000).

2. If a life proposed for insurance is uninsurable under INVESTORS' rules, limits and standards for the plan and amount applied for, then INVESTORS shall promptly return any payment taken with the application. In the event that INVESTORS does not promptly return such payment, the maximum liability of the WLR shall not exceed its pro rata share of such payment as that share is determined under D 1
        (a).































       10.13.009

E.      Extracontractual Liabilities

1. WLR shall not be liable for extracontractual damages or penalties, including but not limited to punitive, compensatory, statutory, bad faith, or other damages which may arise from the acts or omissions of INVESTORS in its conduct with its own insured, policyholder, beneficiary or assignee of the policy or with other persons.

        (a) "Punitive Damages" are those damages which are awarded as a penalty, the amount of which is not governed, nor fixed by statute;

        (b) "Statutory Penalties" are those amounts which are awarded as a penalty, but fixed in amount by statute;


        (c) "Compensatory Damages" are those amounts which are awarded to compensate for actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute;


        (d) "Bad Faith Damages" are those amounts which are awarded to compensate for implied damages sustained, which are awarded as a penalty, the amount of which is not governed nor fixed by statute.

































       10.13.010

F.      Amounts and Plans of Reinsurance



1.      Plans

1.1 This Agreement covers INVESTORS' individual life insurance and supplementary benefits issued on the plans and policy forms specified in Exhibit 1.


2.      Amounts

2.1 WLR shall reinsure face amounts in excess of INVESTORS' retention limit as specified in Exhibit 2 paragraph 2 on a coinsurance basis up to the limits specified in Exhibit 2 paragraphs 1 and 3.










































       10.13.011

G.      Reinsurance Premiums

1.1 Premiums for reinsurance under this Agreement will be computed on the basis of the rates shown in Exhibit 7.

1.2 Whenever reinsurance under this Agreement is reduced or terminated, WLR will refund the unearned reinsurance premium, including the annual policy fee, if any, paid to the WLR.


1.3 If the Premium Waiver Benefit is applicable In the event of Disability of policyholder, INVESTORS will continue to pay WLR premiums as specified in Exhibit 1 for all coverages which continue during disability, notwithstanding any payments made by WLR to INVESTORS under the provisions of this Agreement.











































       10.13.012

H.      Reinsurance Allowances

1. WLR shall grant INVESTORS commissions and allowances at the rates shown in Exhibit 7. The first year commission and allowance shall reimburse INVESTORS for the costs it incurs in issuing the policies reinsured under this Agreement.

2. If INVESTORS modifies the benefits or premium rates for a plan reinsured tinder this Agreement, WLR shall have the right to change the allowances payable under this Agreement.
















































       10.13.013

I.      Accounting and Billing

1.      Reinsurance Premiums

1.1 The reinsurance premiums are due on the issue date of the policy and on each subsequent premium payment date under the policy and payable to WLR on a monthly basis as premiums are received by the INVESTORS.

2.      Billing

2.1 INVESTORS will submit every month to WLR a listing of new business, changes and terminations, and a statement of amounts payable in a manner which substantially complies with specifications in Exhibit 5.

2.2 The net balance is due to WLR within thirty (30) days of the date of the statement. If a balance is due to INVESTORS, WLR will remit its payment within thirty (30) days of statement.

3.      Late Payment

3.1 Any overdue balance due either party bears interest from the end of a 30 day period following receipt of the monthly billing. The interest for the period from 1 to 30 days will be the then current prime interest rate as quoted in the Wall Street Journal as of the end of the 30 day period following receipt of the monthly billing. For each additional month after 30 days that a balance remains unpaid, interest will be calculated using the above rate plus 1%.

3.2 The payment of reinsurance premiums shall be a condition precedent to the continuation of liability of WLR under this Agreement. If any premium remains unpaid for more than ninety (90) days after the due date, WLR may send to INVESTORS a formal demand for immediate payment. If INVESTORS does not comply with this demand within thirty (30) days, then WLR may cancel any unpaid reinsurance cessions for non-payment of premium; however, any unpaid premiums to the time of cancellation would be due with interest.






















       10.13.014

J.      Taxes and Assessments

1. INVESTORS shall bear the sole responsibility for payment of all taxes incurred by INVESTORS during the normal course of its business activities.

2. Any assessments from guaranty funds paid by INVESTORS which are based on the gross premium writings of INVESTORS without reduction for premiums ceded under this Agreement shall be participated in by WLR in the proportion the reinsurance premium under this Agreement bears to the total gross premium of INVESTORS. WLR may reduce its liability by its proportion of any amounts recoverable, such as reductions or rebates of taxes, licenses or fees, by Investors due to its guaranty fund assessments.












































       10.13.015

K.      SPECIAL PROVISIONS

1. As long as the capital and surplus of INVESTORS is less than 5% of admitted assets, or $10 million if greater, INVESTORS shall obtain prior written approval from WLR before releasing assets by way of stockholder dividends or any other payments to a parent or affiliated company except for reasonable management expenses and fees.

2. INVESTORS shall obtain prior written approval of WLR before selling off any of the subject business or ceding out any subject or other business within its normal retention.

3. INVESTORS shall place the assets corresponding to retained Reserve on the subject business in a separately identifiable account. The separately identifiable account shall include investment grade securities, and shall exclude mortgages, real estate and affiliated investments of INVESTORS or its principal owners.

4. INVESTORS agrees to include within its Reserves the present value of any excess of its renewal expenses on the subject business over the. renewal coinsurance allowance provided to INVESTORS under Schedule IV of this Agreement.

5. A Business Management Committee shall be formed to advise INVESTORS at least monthly on advertising, marketing, product, surplus and expense issues. The Committee shall consist of 2 persons, one representing INVESTORS and one representing WLR with voting interests proportional to the respective relative interests of the two parties in the subject business. On the issues listed below, each party shall have a veto:

        a) development of surplus enhancement goals and targets taking into account industry risk based capital and other requirements; and

        b) development of a business management and surplus growth strategy.

                Voting interests shall be proportional to the respective relative interests of the parties on all other issues; for example, on development of recommendations for the monitoring and management of expenses, affiliate transfers, stockholder dividends and other disbursements.

        INVESTORS would not be bound to follow the advice of the Committee, but failure to do so would permit WLR to exercise its rights under the provisions of this Agreement, including but not limited to paragraph 7 of this Article.

6. Both parties agree to provide each other, on a timely basis, with all statutory statements, annual reports and SEC filings that they make from time to time.

7. If INVESTORS should fail to follow any of the above provisions of this Article, WLR shall have the right to adjust the terms of the reinsurance for the subject business, with respect to: (a) first year and renewal commissions and expense allowances payable on future new business; and (b) renewal allowances payable on inforce business, but not to an extent that would in any way threaten the solvency of INVESTORS or its viability as a going concern.
       10.13.016

L.      Claims

1.      Notice

1.1 INVESTORS shall promptly notify WLR of each claim for insurance benefits reinsured under this Agreement and provide WLR with copies of the proof of death and claim when requesting payment for reinsurance benefits on disability insurance. For reinsurance of risk involving more than one insured individual, INVESTORS shall notify WLR of each death as soon as possible after it has occurred and provide WLR with copies of the proof of death immediately after such proof has been received.


2.      Settlement

2.1 WLR shall be liable to INVESTORS for the reinsurance benefits under this Agreement to the same extent that INVESTORS is liable to the claimant for the underlying insurance benefits, and all reinsurance under this Agreement shall be subject to the terms and conditions of the policy on which the liability of INVESTORS is based. Payment of reinsurance benefits on a death claim under this Agreement shall follow the mode of settlement under the policy.


3.      Claims Within Contestable Period

3.1 Upon receipt by INVESTORS, copies of all investigation reports and other relevant papers obtained in connection with the claim shall be sent immediately to WLR. Any settlement made by INVESTORS shall be binding on WLR.

3.2 When the claim occurs within the contestable period and the amount retained represents less than twenty five (25) percent of the contestable portion of the full insurance benefit provided by all policies on the life issued by INVESTORS or if INVESTORS has retained less than its regular maximum limit of risk retention on the basic plan or supplementary benefits and riders, INVESTORS shall submit copies of all of the required claims papers as they are obtained and shall await WLR'S recommendation before admitting any liability or making any settlement with the claimant. WLR shall review the claim papers as they are received and make a recommendation within five (5) working days after receipt of all of the necessary information.

4.      Other Contested Claims

4.1 For all other claims, INVESTORS shall immediately notify WLR of any intention to contest the insurance for any reinsurance under this Agreement, or to assert defenses to a claim for benefits on such insurance, and submit copies of all of the documents obtained in connection with the claim to WLR for review.

4.2 Should any claim be settled on a compromise basis, WLR shall participate in the compromise in proportion to its respective liability under the policy or policies reinsured if WLR has agreed to join in the contest. WLR shall pay its proportionate share of the usual and unusual expenses of the contest in addition to its proportionate share of the liability on the claim.
       10.13.017

4.3 In the event that WLR does not deem it advisable to contest the claim, WLR shall notify INVESTORS of such decision within five (5) working days after receipt of all of the necessary information. WLR shall then discharge all of its liability by paying to INVESTORS the full current amount under the cession. Upon such discharge, WLR shall not be liable for any portion of any further expenses incurred subsequently in contesting the claim, and shall not benefit from a reduced or compromised settlement.


5.      Expenses



5.1 For the purpose of Article L, the usual expenses of the contest shall be the legal and investigative expenses that are incurred in rescinding the policy or litigating the claim. Unusual expenses of the contest shall be penalties, attorney's fees and interest imposed automatically by statute against INVESTORS and arising solely out of a judgement rendered against INVESTORS in a suit for policy benefits.

5.2 WLR shall not be liable for any portion of any routine investigative or administrative expenses incidental to settlement of claims and any expense incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which INVESTORS admits are payable.


6.      Misstatement of Age or Sex

6.1 If the amount of insurance provided by any policy or policies reinsured under this Agreement is increased or reduced because of a misstatement of age or sex which is established after the death of the insured individual, WLR shall share in the increase or reduction in the proportion that the net liability of WLR bears to the total of the net liability of INVESTORS and the net liability of all reinsurers, including WLR, immediately prior to such increase or reduction.

6.2 The reinsurance under this Agreement shall be restructured from commencement on the basis of the adjusted amounts using premiums and reserves for the correct age or sex. The adjustment for the difference in reinsurance premiums and any associated commissions or allowances, dividends, policy value or reserves shall be made without any interest.













       10.13.018

M.      Changes and Adjustments

1.      Change Information

1.1 INVESTORS agrees to promptly furnish WLR with information on any changes or adjustments affecting policies reinsured under this Agreement as specified in Exhibit 5.


2.      Reductions and Terminations

2.1 Reinsurance amounts are calculated in terms of coverages on the life of a person. If any of Investors' policies or riders on the person are reduced or terminated, the reinsurance in force will be reduced by the corresponding amount. The reduction will not be applied to force INVESTORS to resume more than its regular retention limit at the time of the reduction for the age at issue, mortality rating and form of the policy or policies for which reinsurance is being terminated. The reduction first shall be applied to reinsurance, if any, on the particular policy reduced. If the reduction exceeds the amount of reinsurance on that policy, the reduction shall then be applied to reinsurance on other policies on that life in the order in which the policies were effected, the first effected shall be the first terminated or reduced. If reinsurance has been ceded to more than one reinsurer, the reduction in WLR's reinsurance will be in proportion to the reduction in the total. After the proportion has been determined, the rules above will be used.


3.      Increases in Insurance

3.1 On any non-contractual increase in insurance or reunderwriting, including changes in rating or class, on an existing policy that is reinsured with WLR on an automatic basis and will continue to be so reinsured, underwriting evidence consistent with Investors rules must be submitted to WLR for WLR's information. If the policy is reinsured with WLR on a facultative basis or will be so reinsured in the future, underwriting evidence satisfactory to WLR shall be obtained by INVESTORS and submitted to WLR for approval.


4.      Reinstatements

4.1 Automatic reinsurance. If a policy that was reduced, terminated, or lapsed is reinstated by INVESTORS under its regular rules, the reinsurance will be reinstated automatically to the amount that would be in force had the policy not been reduced, terminated, or lapsed.

4.2 Facultative reinsurance. If a policy on which INVESTORS retained fifty percent (50%) or more of the risk at issue was reduced, terminated, or lapsed, then reinstatement of reinsurance shall be accomplished in the same way as automatic reinsurance under paragraph M 4.1 above. If INVESTORS has retained less than fifty percent (50%) of the risk at issue then reinstatement of the reinsurance shall require prior approval of WLR.



       10.13.019
4.3 Whenever reinsurance under this Agreement is reinstated, INVESTORS will pay WLR its proportionate part of the reinsurance premium plus interest; based on the premiums with interest payable by the policyholder from the date of lapse to the reinsurance premium due date next following reinstatement. Thereafter, reinsurance premiums will be payable in accordance with Article I.


5.       Nonforfeiture Benefits

5.1 WLR is liable for the same form and term of nonforfeiture benefit as provided for in the policy issued by INVESTORS for an amount corresponding to the amount reinsured.


6.       Contractual Conversions and Exchanges

6.1 In the event of a contractual conversion or exchange, understood to be one which requires no evidence of insurability, WLR of the original policy shall reinsure the risk resulting from such conversion or exchange at agreed upon reinsurance conversion or exchange rates on the YRT basis defined in Exhibit 8. The reinsured Net Amount at Risk on the policy resulting from such conversion or exchange shall not exceed the current reinsured Net Amount at Risk on the policy or policies being converted or exchanged. If, however, the conversion or exchange results in an increase in the risk, the amount of increase shall be subject to evidence of insurability.


7.       Non-Contractual Exchanges

7.1 If WLR is the reinsurer of the original policy, non-contractual exchanges shall be subject to evidence if insurability. Reinsurance premiums for the risk resulting from the exchange shall be agreed upon.

7.2 If a reinsurer other than WLR is the reinsurer of the original policy, non-contractual exchanges shall be subject to evidence of insurability and shall be submitted to WLR as facultative new business.


8.      Increase in Retention

8.1 INVESTORS may increase its limits of retention on new business being issued at any time by giving advance written notice to WLR of the new limits of retention and the effective date of such new retention schedule.


9.      Recapture

9.1 If INVESTORS increases its limits of retention, it may recapture a corresponding amount of the reinsurance in force under this Agreement on all persons where INVESTORS has maintained its maximum limit of retention as detailed in Exhibit 2. No . reinsurance, however, shall be recaptured under this provision before the end of the twentieth (20th) policy year, and no reinsurance may be recaptured where INVESTORS retained less than its maximum retention in effect at the time the policy was issued.
       10.13.020
9.2 If INVESTORS elects to recapture, it will notify WLR in writing within ninety (90) days from the effective date of its increase in retention. At the next anniversary (or the twentieth (20) anniversary, if later) of Investors' policy, the reinsurance will be reduced to increase the total retained by INVESTORS to its new maximum. If reinsurance on any policy for any person is reduced under this provision, all must be reduced. If two or more reinsurers have reinsurance on the same person, WLR's share of the reduction will be in proportion to its share of the total reinsurance on the person.

N.      Errors and Omissions

1. If either INVESTORS or WLR shall unintentionally perform an obligation incorrectly under this Agreement or unintentionally fail to perform an obligation required by this Agreement, such error or omission shall be corrected by restoring both INVESTORS and WLR to the positions they would have occupied bad no such error or omission occurred.

2. This provision shall apply only to misunderstandings, oversights or clerical errors relating to the administration of reinsurance covered by this Agreement.

3. Any negligent or deliberate acts of commission or omission by one party to this Agreement are the responsibility of that party and its liability insurer, if any, but not that of the other party to the Agreement.

4. For business reported but not covered under the provisions of this Agreement, WLR shall be obligated only for the return of premiums paid.





























       10.13.021

O.      Audit of Records and Procedures

1. WLR and INVESTORS each shall have the right, upon two weeks' prior notice (or any other time frame mutually agreed upon by the parties), to audit, at the office of the other, all records and procedures relating to reinsurance under this Agreement. This audit may be performed by WLR or its designated representative and INVESTORS or its designated representative. Further, INVESTORS agrees to complete, at the reasonable request of WLR and in a manner acceptable to WLR, a process confirming the existence of policies reinsured under this Agreement.















































       10.13.022
P.      Arbitration


1. It is the intention of the parties that the customs and usages of the business of reinsurance shall be given full effect in the interpretation of this Agreement. The parties shall act in all things with the highest good faith. A dispute or difference between the parties with respect to the operation or interpretation of this Agreement on which an amicable understanding cannot be reached shall be decided by arbitration. The arbitrators are empowered to decide all questions or issues and shall be free to reach their decisions from the standpoint of equity and customary practices of the insurance and reinsurance industry rather than from that of strict law. All matters of interpretation of law shall be construed in accordance with the laws of the state in which the administrative offices of INVESTORS are located. The board of arbitration shall meet in the city in which the administrative offices of INVESTORS are located.

2. To initiate arbitration, a party shall send by certified mail, return receipt requested, to the other party's home office a notice demanding arbitration. The notice shall include the issues for decision and the remedies sought. The party receiving the notice shall thereafter have thirty days within which to respond in writing.

3. There shall be three arbitrators who shall be active or retired officers of life insurance companies other than the contracting companies or their affiliates. An arbitrator may not be a present or former employee, officer, attorney, or consultant of INVESTORS or WLR or either's affiliates.

4. Each of the contracting companies shall appoint one of the arbitrators and these two arbitrators shall select the third. In the event that either contracting company should fail to choose an arbitrator within thirty days after the response to the demand for arbitration, the other contracting company may choose two arbitrators, who shall in turn choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty days following their appointment, each arbitrator shall nominate three candidates within ten days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

5. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article, and communications shall be made by INVESTORS to each of the reinsurers constituting the one party, provided that nothing therein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

6. The arbitrators shall decide by a majority of votes and from their written decision there can be no appeal. The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party unless the arbitrators decide otherwise.




       10.13.023
Q.      Insolvency

1. In the event of the insolvency of INVESTORS, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of INVESTORS, without diminution or increase because of the insolvency of INVESTORS or because the liquidator, receiver, conservator or statutory successor of INVESTORS has failed to pay all or part of any claim.

2. In the event of insolvency of INVESTORS, the liquidator, receiver, or statutory successor shall give WLR written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, WLR may investigate such claim and interpose in the name of INVESTORS (its liquidator, receiver or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which WLR may deem available to INVESTORS or its liquidator, receiver or statutory successor.

3. The expense thus incurred by WLR shall be chargeable, subject to court approval, against INVESTORS as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to INVESTORS solely as a result of the defense undertaken by WLR. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by INVESTORS .

4. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either INVESTORS or WLR with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

5. In the event that WLR shall execute and file articles of dissolution or the Insurance Department of WLR'S state of jurisdiction shall be directed to liquidate WLR pursuant to an order of liquidation, reinsurance hereunder shall, at the option of INVESTORS, be terminated as of a date concurrent with or subsequent to the filing of the articles of dissolution or the issuance of the order of liquidation, as selected by the INVESTORS. The terminated reinsurance may be retained by INVESTORS for its account or ceded to another reinsurer at its sole option. Termination under this paragraph shall be subject to the provisions of the Texas Insurance Code. The scope of this paragraph and the option of INVESTORS to terminate pursuant hereto shall not be limited or otherwise affected by any other provision of this Agreement.










       10.13.024
R.      Parties to Agreement

1. This is an Agreement for indemnity reinsurance solely between INVESTORS and WLR. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between WLR and the original company (if other than INVESTORS), the insured or the beneficiary under any policy reinsured hereunder, and the original company shall be and remain solely liable to such insured or beneficiary under any such policy.

2. This Agreement may not be assigned by either party without the written permission of the other party. However, WLR reserves the right to retrocede the reinsurance assumed under this Agreement on an indemnity reinsurance basis.













































       10.13.025

S.      Entire Agreement

        This Agreement represents the entire contract between INVESTORS and WLR and supersedes, with respect to its subject, any prior oral or written agreement.





















































       10.13.026
T.      Duration and Termination of Agreement

1. This Agreement may be terminated with respect to new business by either party giving the other party 90 days written notice prior to the effective date of termination. During the ninety day period following a notice of termination, new business shall continue to be reinsured on then existing terms.

2. Coverage for underlying business ceded under this Agreement on or prior to the effective date of termination shall remain in full force and effect until expiration or cancellation of such business, whichever first occurs. However, it is understood and agreed that if coverage for the underlying business is terminated for any reason, coverage under this Agreement shall expire automatically at the same time and in the same manner for the terminated business.

3. At the end of any accounting period, this Agreement shall automatically terminate if none of the policies subject to the Agreement remains in force and neither party owes the other any payment or act.







































       10.13.027
U.      Severalty of Provisions

1. If any provisions of this Agreement be declared null and void by a regulatory authority in any jurisdiction within which either party operates, the remaining provisions shall nevertheless continue to have full force and effect.





















































       10.13.028
V.      Effective Date and Execution of Agreement


This Agreement will be effective for all eligible policies applied for on and after May 1, 1993.

IN WITNESS OF THE AGREEMENT which is detailed in the Provisions and attached Exhibits, the PARTIES have had their respective officers execute this Agreement in duplicate below.



INVESTORS                                   WLR



Jacksonville, Fl.                           Dallas, Texas
Location                                    Location



8/31/93                                     8/31/93
Date                                        Date



/s/ Melvin C. Parker                        /s/
By                                          By



President & CEO                             President
Title                                       Title



/s/ Susan F. Powell                         /s/ John Brill
Witness                                     Witness





















       10.13.029

W.      Definitions


Agreement
                 This document in its entirety including amendments and exhibits which details the terms and conditions under which business is to be conducted. Also known as the treaty.


Automatic
                 Risks that the ceding company is obligated to cede and the reinsurer is obligated to accept under the terms of the Agreement.


Cedant
                 The company that cedes risks to the reinsurer; the direct writing company.


Cede
                 To transfer to another insurer a specified portion of the insurance written by an insurer.


Facultative
                 Reinsurance of a single policy, where the assessment and review of the risk is performed by the reinsurer. The ceding company has the option to cede and the reinsurer has the option to accept.


Reassurer
                 The reinsurance company; reinsurer.


Reinsurance
                 Transaction where an insurance company agrees to indemnify another insurance company for a specified portion of risks it has issued.


YRT
                 Refers to Yearly Renewable Term method of charging premiums for reinsurance Reinsurance Agreement













       10.13.030
X.      List of Exhibits


1.      Plans of Insurance and Supplementary Benefits
        Surnames of Subject Business
        Reliances of WLR

2.      Business Ceded
        Investors' Retention
        Automatic Binding
        Jumbo Limits

3.      New Business Underwriting Guidelines and Requirements

4.      Facultative Reinsurance Application and Advice Form

5.      Reinsurance Reporting Requirements

6.      Investors' Application, Forms, and Conditional Receipt

7.      Original Policy Premium Rates
        Commissions and Allowances

8       YRT Rates for Contractual Exchanges and Conversions



































       10.13.031
        EXHIBIT 1

        Plans of Insurance and Supplementary Benefits
        Surnames of Subject Business
        Reliances of WLR


1.      Plans of Insurance and Supplementary Benefits

1.1 INVESTORS' Accelerated Benefit Whole Life Policy, form WL-1/93, issued on or after May 1, 1993.

2.      Surnames of Subject Business

2.1     A-Z.

3.      Reliances of WLR

3.1     Full year 1991 and 1992 Annual Statements of INVESTORS.

3.2 INVESTORS declares that there was no outstanding surplus relief reinsurance as of the date of execution.





































       10.13.032
EXHIBIT 2

         Business Ceded
         Investors' Retention
         Automatic Binding
         Jumbo Limits



1.       Business Ceded

1.1 An 80% quota share of each insured life up to INVESTORS' retention limit shown below and 100% of any excess.

2.       Retention Limits of INVESTORS

2.1 Life - $100,000. A 20% quota share would be retained on each insured life up to a maximum issue amount of $500,000.

2.2      Supplementary Benefits - Not Applicable

3.       Amounts at Which Automatic Binding Can Occur

3.1      Life

3.1.1    Issue ages 50 - 65      Up to and including $50,000
         Issue ages 66 - 80      Up to and including $25,000
         Larger cases would be submitted subject to facultative consideration by WLR.

3.1.2 The maximum rating is Table 4 (200%) or $10 of flat extra or combination assuming that each $10 of flat extra corresponds to +100% of tabular extra mortality.

3.2     Supplementary Benefits

3.2.1   Not Applicable

4.      Jumbo Limit

4.1. The all-company issue and inforce participation limit shall be $100,000. Larger cases would be submitted subject to facultative consideration by WLR.

















       10.13.033
EXHIBIT 3

New Business Underwriting Guidelines and Requirements
























































       10.13.034

                           ACCELERATED BENEFIT LIFE
                            UNDERWRITING GUIDELINES



                                   AMOUNTS OF INSURANCE

                               $ 5,000-        $ 25,001
                                                           $50,001 +
            AGE                $ 25,000        $ 50,000
         50  -   64            NON-MEDICAL     NON-MEDICAL     PARAMEDICAL/
                                 APS              APS            H.O.S.
                               INTERVIEW*      INTERVIEW*       FULL BLOOD
                                                                 PROFILE
                                                                   ABS
                                                                INTERVIEW*


         65  -  75             NON-MEDICAL     PARAMEDICAL/    PARAMEDICAL/
                                  APS                H.O.S.         H.O.S.
                                INTERVIEW       FULL BLOOD      FULL BLOOD
                                                  PROFILE         PROFILE
                                                    EKG**           EKG
                                                     APS            APS
                                                 INTERVIEW       INTERVIEW


         76    -   8O        PARAMEDICAL/    PARAMEDICAL/   PARAMEDICAL/
                                 H.O.S.           H.O.S.         H.O.S.
                               FULL BLOOD       FULL BLOOD     FULL BLOOD
                                PROFILE           PROFILE       PROFILE
                                  EKG**            EKG**            EKG
                                   APS              ABS            APS
                                INTERVIEW        INTERVIEW      INTERVIEW



       * Request phone interview if applicant is age 60-64 and is retired or unemployed.

       ** Not required if EKG was performed by a personal M.D. within one year of the date of the application and medical history is otherwise negative.

       FACULTATIVE AMOUNTS = $25,001 +








       UWGUIDEl . DDS




       10.13.035
                        INVESTORS INSURANCE CORPORATION

                           ACCELERATED BENEFIT LIFE
                             IMPAIRMENT GUIDELINES
              APPLICATION SHOULD NOT BE TAKEN ON ANY PERSON WITH
                         THE FOLLOWING MEDICAL HISTORY

 . Heart attack, Coronary Bypass Surgery or Angioplasty within the last six months.

 . Stroke or Carotid Endarterectomy within die last six months.

 . Cancer other than basal cell skin cancer within the last three years.

 . Diabetes with evidence of peripheral vascular, heart or kidney disease.
  More than mild Chronic Obstructive Pulmonary Disease (COPD). or Emphysema.

 . Alzheimer's disease.

 . Parkinson's disease, onset prior to age 60.

 . Cirrhosis of the liver.

 . Alcoholism less than five years in recovery.

 . Illegal Drug use within the last five years.

 . Kidney failure or dialysis.

 . Any history of major organ transplant (heart, kidney, liver, etc.)

 . Current confinement to a long-term care facility.

 . AIDS, AIDS related complex, HIV positive.

 . Any anticipated/or scheduled major surgery.


                            UNDERWRITING GUIDELINES

                              FACE AMOUNT LIMITS

            AGES          NON-MEDICAL     PARAMEDICAL EXAM I H.O.S.

           50 - 64     $5,000 - $50,000          Not required


           65 - 75     $5,000 - $25,000          $25,001 - $50,000*

           76 - 80        ---------               $5,000 - $25,000*

*for amounts exceeding this face amount, please call Home Office Underwriting Department.

NOTE:   Attending Physician's Statement will he requested by Home Office
Underwriting Department as needed.
In many cases, a phone interview with the applicant maybe necessary prior to issuance of policy.
       10.13.036
MALE NONSMOKER                                   MALE SMOKER
$5,000-   $10,000-             AGE LAST     $5,000-  $10,000-
$9,999    $24,999    $25,000   BIRTHDAY     $9,999   $24,999   $25,000+

44.00     34.00      29.00        50        52.00    41.00      34.00
45.00     35.00      30.00        51        54.00    43.00      36.00
46.00     36.00      31.00        52        56.00    45.00      38.00
48.00     38.00      33.00        53        58.00    47.00      40.00
49.00     39.00      34.00        54        60.00    49.00      42.00

50.00     40.00      35.00        55        62.00    51.00      44.00
52.00     42.00      37.00        56        64.00    53.00      46.00
54.00     44.00      39.00        57        66.00    55.00      48.00
55.00     45.00      40.00        58        69.00    58.00      51.00
57.00     47.00      42.00        59        72.00    61.00      54.00

59.00     49.00      44.00        60        75.00    64.00      57.00
61.00     51.00      46.00        61        79.00    68.00      61.00
64.00     54.00      49.00        62        83.00    72.00      65.00
67.00     57.00      52.00        63        87.00    76.00      69.00
69.00     59.00      54.00        64        91.00    80.00      73.00

72.00     62.00      57.00        65        95.00    84.00      77.00
75.00     65.00      60.00        66       100.00    89.00      82.00
78.00     68.00      63.00        67       106.00    95.00      88.00
82.00     72.00      67.00        68       113.00   102.00      95.00
86.00     76.00      71.00        69       120.00   109.00     102.00

90.00     80.00      75.00        70       128.00   117.00     110.00
94.00     84.00      79.00        71       137.00   126.00     119.00
99.00     89.00      84.00        72       146.00   135.00     128.00
105.00    95.00      90.00        73       156.00   145.00     138.00
112.00   102.00      97.00        74       168.00   157.00     150.00

120.00   110.00      105.00       75       182.00   171.00     164.00
128.00   118.00      113.00       76       197.00   186.00     179.00
136.00   126.00      121.00       77       213.00   202.00     195.00
146.00   136.00      131.00       78       229.00   218.00     211.00
155.00   145.00      140.00       79       245.00   234.00     227.00
165.00   155.00      150.00       80       262.00   251.00     244.00



















       10.13.037
            GUAR       GUAR        GUAR       GUAR       GUAR       GUAR
AGE LAST   5TH YEAR   10TH YEAR  20TH YEAR  5TH YEAR   10TH YEAR  20TH YEAR
BIRTHDAY  CASH VALUE CASH VALUE CASH VALUE CASH VALUE CASH VALUE CASH VALUE

  50         48.74     144.76     361.15     150.25     368.72     661.11
  51         50.91     150.84     373.06     150.88     370.45     663.44
  52         53.10     157.06     384.99     151.40     372.17     665.73
  53         55.34     163.39     396.80     151.88     373.84     667.88
  54         57.71     169.81     408.34     152.54     375.45     669.30

  55         60.21     176.30     419.52     153.36     377.01     671.42
  56         62.84     182.85     430.34     154.33     378.50     672.78
  57         65.53     189.49     440.31     155.28     379.98     673.88
  58         68.19     196.23     451.06     156.02     381.46     674.37
  59         70.74     203.09     461.17     156.41     382.98     675.80

  60         73.10     210.04     471.19     156.32     384.49     676.43
  61         75.74     217.39     481.34     156.78     386.60     678.01
  62         80.61     226.62     492.52     161.65     391.87     680.95
  63         85.65     235.73     503.27     166.50     396.77     683.61
  64         90.97     244.55     513.39     171.55     401.13     685.84

  65         96.60     253.00     522.78     176.83     404.91     687.58
  66        102.45     261.04     531.46     182.19     408.10     688.85
  67        108.34     268.69     539.55     187.34     410.76     689.75
  68        113.99     276.06     547.28     191.86     413.04     690.48
  69        119.09     283.28     554.97     195.34     415.12     691.29

  70        123.51     290.42     563.16     197.67     417.11     692.68
  71        127.29     297.50     572.59     199.00     419.05     695.30
  72        130.62     304.44     584.28     199.68     420.91     700.06
  73        133.90     311.06     599.64     200.34     422.52     708.21
  74        137.57     317.21     620.29     201.60     426.76     721.13

  75        141.86     322.52     647.58     203.74     424.58     739.87
  76        146.75     327.91     682.17     206.71     425.02     764.81
  77        151.93     332.61     723.16     210.06     425.20     794.97
  78        156.82     337.12     766.89     213.01     425.33     827.22
  79        160.79     341.82     803.67     214.80     425.79     853.90
  80        163.53     347.43   1,000.00     215.08     427.33   1,000.00



















       10.13.038
      FEMALE NONSMOKER                             FEMALE SMOKER
$5,000-   $10,000                AGE LAST    $5,000-
$9,999    $24,999    $25,000+    BIRTHDAY    $9,999    $24,000   $25,000+

29.00      19.00        14.00        50       44.00      33.00     26.00
32.00      22.00        17.00        51       45.00      34.00     27.00
35.00      25.00        20.00        52       46.00      35.00     28.00
38.00      28.00        23.00        53       48.00      37.00     30.00
41.00      31.00        26.00        54       50.00      39.00     32.00

44.00      34.00        29.00        55       52.00      41.00     34.00
45.00      35.00        30.00        56       54.00      43.00     36.00
46.00      36.00        31.00        57       56.00      45.00     38.00
48.00      38.00        33.00        58       58.00      47.00     40.00
49.00      39.00        34.00        59       60.00      49.00     42.00

50.00      40.00        35.00        60       62.00      51.00     44.00
52.00      42.00        37.00        61       64.00      53.00     46.00
54.00      44.00        39.00        62       66.00      55.00     48.00
55.00      45.00        40.00        63       69.00      58.00     51.00
57.00      47.00        42.00        64       72.00      61.00     54.00

59.00      49.00        44.00        65       75.00      64.00     57.00
61.00      51.00        46.00        66       79.00      68.00     61.00
64.00      54.00        49.00        67       83.00      72.00     65.00
67.00      57.00        52.00        68       87.00      76.00     69.00
69.00      59.00        54.00        69       91.00      80.00     73.00

72.00      62.00        57.00        70       95.00      84.00     77.00
75.00      65.00        60.00        71      100.00      89.00     82.00
78.00      68.00        63.00        72      106.00      95.00     88.00
82.00      72.00        67.00        73      113.00     102.00     95.00
86.00      76.00        71.00        74      120.00     109.00    102.00

90.00      80.00        75.00        75      128.00     117.00    110.00
94.00      84.00        79.00        76      137.00     126.00    119.00
99.00      89.00        84.00        77      146.00     135.00    128.00
105.00     95.00        90.00        78      156.00     145.00    138.00
112.00    102.00        97.00        79      168.00     157.00    150.00
120.00    110.00       105.00        80      182.00     171.00    164.00



















       10.13.039
             GUAR        GUAR        GUAR        GUAR        GUAR        GUAR
AGE LAST 5TH YEAR 10TH YEAR 20TH YEAR 5TH YEAR 10TH YEAR 20TH YEAR BIRTHDAY CASH VALUE CASH VALUE CASH VALUE CASH VALUE CASH VALUE CASH VALUE

  50       34.48      111.67     309.87       132.74     350.14       638.06
  51       36.49      117.97     324.25       134.83     354.99       663.81
  52       38.66      124.68     339.16       137.12     360.14       669.75
  53       41.10      131.72     354.42       139.92     365.39       675.72
  54       43.88      139.04     369.87       143.37     370.65       681.58

  55       47.01      146.57     385.37       147.40     375.74       687.25
  56       50.44      154.33     400.84       151.78     380.71       692.65
  57       54.08      162.35     416.27       156.21     385.60       697.81
  58       57.76      170.69     431.67       160.23     390.47       702.74
  59       61.31      179.44     447.08       163.44     395.44       707.48

  60       64.68      188.60     462.50       165.81     400.52       712.09
  61       67.91      198.17     477.83       167.53     405.69       716.52
  62       71.12      208.08     492.96       168.92     410.90       720.74
  63       74.58      218.23     507.72       170.61     416.06       724.71
  64       78.51      223.49     521.97       173.02     421.05       723.37

  65       83.02      238.74     535.62       176.31     425.76       731.67
  66       88.14      248.99     548.72       180.44     430.26       734.72
  67       96.30      261.32     562.55       190.17     438.06       739.16
  68      105.54      273.58     575.93       199.31     445.38       743.31
  69      112.52      285.75     589.03       207.35     452.19       747.29

  70      120.01      297.81     602.20       214.02     458.53       751.40
  71      126.98      309.70     615.86       219.42     464.40       756.08
  72      133.56      321.32     631.04       223.89     469.79       761.95
  73      140.09      332.52     648.47       228.06     474.63       769.87
  74      146.90      343.22     669.47       232.46     478.94       780.82

  75      154.17      353.39     695.19       237.37     428.74       795.69
  76      161.36      363.05     726.23       242.71     486.11       814.90
  77      169.70      372.27     761.93       248.11     489.14       837.85
  78      177.20      381.19     799.40       252.93     491.97       826.35
  79      183.93      390.09     830.59       256.66     494.90       882.50
  80      189.66      399.50   1,000.00       259.08     498.48     1,000.00

PREMIUM MODE FACTORS FOR OTHER THAN ANNUAL PREMIUMS: Semi Annual     .6%
                                                     Quarterly       .3%
                                                     Monthly PAC    .09%

** CASH AND REDUCED PAID-UP VALUES ARE BASED ON THE COMMISSIONERS 1980 STANDARD ORDINARY MALE OR FEMALE MORTALITY TABLE WITH INTEREST AT 6.25%



           SAMPLE PREMIUM CALCULATION FOR: NON-SMOKING MALE, AGE 60,
                       $10,000 FACE AMOUNT, MONTHLY PAC
        10 (UNITS) X $49.00 (COST PER $1,000) = $490.00 X .09 = $44.10






       10.13.040
EXHIBIT 4

Facultative Reinsurance Application and Advice Form
























































       10.13.041
                                                                     WINTERHUR
Winterthur Life Reinsurance     P.O. BOX 650327         Telephone 214-559-1800
                                Dallas, Texas 75265-0337  Telefax 274-522-8477
                                                          Telex   570-100-7488


Reinsurance Application - Cession Form

[] Facultative             [] YRT           [] Conversion
[] Automatic               [] Coinsurance   [] Guaranteed Insurability Option

Insured Name (last/first/middle)      Sex                        Date of Birth
1.                                []male []female
2.                                []male []female


Res. state                            Age                         Age Basis
1.                                                           [] NB [] LB []Jt.
2.                                                           [] NB [] LB []Jt.


Smoker Type
[]Non-smoker   []Smoker   []Pref-Nonsm   []Pref-Smoker   []Aggregate______

Currency                                 Aviation Risk
[] US-$  [] Can-$                        [] No [] Yes

Status           Base Policy   Rider   Disability Waiver   Accidental Death

Previous In Force
Previous Retention
Current Application/Cession
Current Retention
Reinsurance Required

1. Valid M.I.B. Authorization is assumed to be in your possession. If not, please explain under remarks.
2. If application is submitted elsewhere, please list companies under remarks.
3. If this is an exchange, conversion, or GIO, please list original policy number and date, and additional details under remarks.

Remarks

Outstanding Requirements

Ceding Company                           Underwriting Assessment

By                                       Date             Telephone

Do not write in this space




 Page 1 Mail this copy with the underwriting papers. (Facultative only)

[] Winterhur Life Reinsurance Corporation of North America
[] Republic-Vanguard Life Insurance Company

       10.13.042
Reinsurance Application -Cession Form

[] Facultative              []YRT               [] Conversion
[] Automatic                []Coinsurance       [] Guaranteed Insurability
                                                   Option
Insured Name (Last/First/Middle)        Sex               Date of Birth
1.                                      []Male []Female
2.                                      []Male []Female

Res. State                              Age               Age Basis
1.                                                        [] NB [] LB []Jt.
2.                                                        [] NB [] LB []Jt.

Smoker Type
[] Nonsmoker   [] Smoker   [] Pref-nonsm   [] Pref-Smoker   [] Aggregate

Currency                              Aviation
[] US-$  [] Can-$                     [] No [] Yes

Status            Base Policy      Rider  Disability Waiver  Accidental Death

Previous In Force
Previous Retention
Current Application/Cession
Current Retention
Reinsurance Required

1. Valid M.I.B. Authorization is assumed to be in your possession. If not, please explain under remarks.
2. If application is submitted elsewhere, please list companies under remarks.
3. If this is an exchange, conversion, or GIO, please list original policy number and date, and additional details under remarks.

Remarks
Outstanding Requirements
Ceding Company                         Underwriting Assessment
By                                     Date          Telephone

Reinsurance not required  []Filed as incompleted  []Amount placed within our retention
                          []Policy not placed     []Reinsurance placed
                                                    elsewhere

Plan Name       Policy Number    Policy Date   Table Rating     Flat Extra

Base-                                                           $      Yrs.
Rider-                                                          $      Yrs.

Reinsurance Risk   Year/age       Risk Amount   Year/Age         Risk Amount
Amounts- optional
(to report manual values)

(Do not fill out)
Treaty#        Plan-Base         Rider          Cession#

         Page 2-Mail this copy when policy is placed (Facultative/Automatic)

[] Winterhur Life Reinsurance Corporation of North America
[] Republic-Vanguard Life Insurance Company
       10.13.043
Reinsurance Application-Cession Form

[]Facultative       []YRT            []Conversion
[]Automatic         []Coinsurance    []Guaranteed Insurability Option

Insured Name (Last/First/Middle)     Sex                 Date of Birth
1.                                   []Male[]Female
2.                                   []Male[]Female

Res. State                           Age                 Age Basis
1.                                                       [] NB [] LB [] Jt.
2.                                                       [] NB [] LB [] Jt.

Smoker Type
[]Nonsmoker   []Smoker   []Pref-Nonsm    []Pref-Smoker   []Aggregate

Currency                                Aviation Risk
[] US-$  [] Can-$                       [] No  [] Yes


Status         Base Policy Rider  Disability Waiver   Accidental Death

Previous In Force
Previous Retention
Current Application/Cession
Current Retention
Reinsurance Required

1. Valid M.I.B. Authorization is assumed to be in your possession. If not, please explain under remarks.
2. If application is submitted elsewhere, please list companies under remarks.
3. If this is an exchange, conversion, or GIO, please list original policy number and date, and additional details under remarks.

Remarks
Outstanding Requirements
Ceding Company                         Underwriting Assessment
By                                     Date           Telephone

Reinsurance not required  []Filed as incomplete    []Amount placed within
                                                     our retention
                          []Policy not placed      []Reinsurance placed
                                                     elsewhere
Plan Name     Policy Number   Policy Date  Table Rating   Flat Extra
Base -                                                    $     Yrs.
Rider-                                                    $     Yrs.

Reinsurance Risk Amounts- Year/Age Risk Amount Year/Age Risk Amount optional


(Do not fill out)
Treaty#                      Plan-Base         Rider        Cession#


                   Page 3 Retain this copy for your records.

[] Winterhur Life Reinsurance Corporation of North America
[] Republic-Vanguard Life Insurance Company
       10.13.044
EXHIBIT 5

Reinsurance Reporting Requirements



Please see attachments.




















































       10.13.045
                              Winterthur Life Re

             Reporting Requirements - Individual Policy Business

                      Self-Administered by Ceding Company


New Business Report (monthly)

    - Last Name
    - First Name (or at least first initial)
    - Middle Initial (optional)
    - Sex
    - Date of Birth
    - State of Birth (optional)
    - State of Residence
    - Social Security Number (optional)
    - Plan (if code, need listing of codes and plan names; specify if rider)
    - Policy Issue Date Reinsurance Effective Date)
    - Original Policy Number
    - Issue Age
    - Female Setback Age (optional)
    - Age Basis
    - Smoker Classification
    - Underwriting Type (automatic/facultative)
    - Original Policy Amount (optional)
    - Reinsurance Amount (total pool and/or our share)
    - Table Extra Rating
    - Flat Extra Premium (rate and duration)
    - Disability Waiver of Premium Benefit Amount (if reinsured)
    - Accidental Death Benefit Amount (if reinsured)

Transactional Report - Adjustments and Terminations (monthly)

    - Original Policy Number (if more than one record per policy #, supply plan code/insured's name)
    - Type of Transaction
    - Effective Date of Transaction
    - Details on adjustments (new risk amount, etc.)

Account Summary (monthly)

    - Premiums (single, first year, renewal)
    - Commissions and Allowances (single first year, renewal)
    - Claims Settlements
    - Claims Expenses
    - Other Benefit Payments
    - Premium Taxes
    - Other Expenses
    - Other Treaty Specific Items









       10.13.046
                              Winterthur Life Re

              Reporting Requirements - Individual Policy Business
                 Self-Administered by Ceding Company (cont'd.)

Policy Exhibit (monthly)

       - Beginning Inforce Balance (Policy Count and Risk Amount)
       - New Business
       - Reinstatements
       - Increases in Risk Amount
       - Cancellations (Not Takens)
       - Deaths
       - Lapses
       - Surrenders
       - Conversions
       - Decreases in Risk Amount
       - Recaptures
       - Ending Inforce Balance

Reserve Report (monthly or quarterly)

       - Information required for Statutory and GAAP Reserves.

Inforce Report (semi-annual/annual)

       - Detail listing of all inforce reinsurance cessions,
       - Required monthly or quarterly if no transactional monthly policy data is available.






























       10.13.047
EXHIBIT 6


Investors' Application, Forms, and Conditional Receipt























































       10.13.048
         EXHIBIT 7

         Original Policy Premium Rates
         Commissions and Allowances

7.1.    Original Policy Premium Rates

        Please see the attached pages.

7.2.    Commissions and Expenses

7.2.1.  Life Insurance - Standard premiums (Nonsmoker and Smoker)

        Policy                       Commission
        Year                         as a Percent of Premium

        1                                   145%*
        2-10                                 17%
        11 on                                15%

        * In the event that a lapse occurs when the earned allowances are in excess of earned premium the first 13 policy months, the amount of such excess shall be returned to WLR.

B.      Substandard Extra Premiums [Subject to review by WLR]

        For substandard table extras and for (permanent) flat extras payable for more than five years, allowances will be the same as those shown for standard ratings.

        For flat extras for aviation hazards and for (temporary) flat extras payable for five years or less, the allowances will be 10% in all years.



























       10.13.049
EXHIBIT 8


YRT Rates for Contractual Exchanges or Conversions